CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") made as of May 10, 2004 by and between Nicholas Investment Company, Inc. at 43180 Business Park Drive, Suite 202, Temecula, CA 92590 (Consultant) and Unico, Inc at 6475 Grandview Avenue, P.O. Box 777, Magalia, California, 95954 ("the Company").

                            WITNESSETH

WHEREAS, the Company requires and will continue to require business services relating to management, strategic planning and marketing for the Company; and

WHEREAS, Consultant has significant experience and background in Investor Relations and Public Relations requirements of public companies and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.  APPOINTMENT

The Company hereby engages Consultant, and Consultant agrees to render certain "oversight" services to the Company upon the terms and conditions hereinafter set forth.

2.  TERMS

The term of this Agreement will begin as of the date of this Agreement, and shall terminate one year from the date of this Agreement, unless earlier terminated as provided below.

3.  SERVICES

During the term of this Agreement, Consultant shall provide "oversight" advice to the Company regarding Investor Relations and Public Relations as follows:

        .  Website Development and Management

        .  Database Formation and Growth

        .  Preparation of Written Material Library

        . Opening Lines of Communication with Shareholders, Potential Investors, etc.

        .  Use of "Outside Contractors" Network for External Communication
           Programs

        .  Corporate Positioning and Information Management

        (See Exhibit A for a more detailed explanation of the above Services)


4.  DUTIES OF THE COMPANY

The Company shall provide Consultant on a regular and timely basis, with all data and information about it, its subsidiaries, its management, its products and services and its operations.

5.  COMPENSATION

A monthly fee of $1,500 payable by the 5th of each month plus any accrued expenses that have been pre-approved by the Company.

6.  REPRESENTATION AND INDEMNIFICATION

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data that it supplies to Consultant and acknowledges its awareness that Consultant will rely on such. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

7.  MISCELLANEOUS

Termination: Consultant shall have the right in its sole and absolute discretion to terminate its obligations hereunder and to immediately cease providing services under this Agreement if Consultant, in the exercise of its reasonable judgment, believes that the representations and warranties made by Company hereunder are inaccurate in any material respect or if Company breaches any of its covenants and agreements continued herein or if any federal or state governmental agency or instrumentally institutes an investigation or suite against Company or pertaining to the services hereunder. Company may terminate this agreement, with or without cause, by providing written notice to Consultant 30 days prior to Company's desired termination date.

Modification: This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and may be amended only in a writing signed by both parties.

Notices: Any notices required, or permitted to be given hereunder, shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive the other Party of the right thereafter to insist upon adherence to that term of any other term or this Agreement.

Severability: If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Temecula, CA. The interpretation and the enforcement of this Agreement shall be governed by California law. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

                                Unico, Inc. (Company)

                                By: /S/ Ray C. Brown
                                    -------------------------------
                                    Ray C. Brown, CEO


                                Nicholas Investment Company, Inc. (Consultant)

                                By: /S/ Steven R. Peacock
                                    --------------------------------
                                    Steven R. Peacock, President




                            EXHIBIT A

Corporate Public/Investor Relations Oversight

Defining and executing financial communication goals and objectives is a critical component in the successful operation of a publicly-traded company. The proper management and dissemination of a company's information to its principal financial audience will result in confidence and consistency in the markets and can be a major determinant in maximizing corporate and shareholder's value. As a company evolves, it must develop and execute a strategy to effectively communicate its performance to investors and the public markets. To this end, Nicholas will provide high profile oversight of public and investor relations programs for client companies including:

     .  Website Development and Management

     .  Database Formation and Growth

     .  Preparation of Written Material Library

     . Opening Lines of Communication with Shareholders, Potential Investors, etc.

     .  Use of "Outside Contractors" Network for External Communication
        Programs

     .  Corporate Positioning and Information Management


The following are brief explanations of each of these elements listed above:


Website Development and Management

A company's website is a critical and extremely cost-effective method to convey information to interested parties around the world. The website is the company's public face and is often the first exposure that a potential investor has to the company. As a result, the content contained on the site, as well as the overall "look and feel," can be a major determinant of whether investors will choose to add a company to their portfolio. Public companies must develop a sophisticated corporate dynamic web presence, which includes a high level of functionality both on the site and in back-end elements such as databases and virtual private networks (VPNs).

Database Formation and Growth

Developing a platform to collect and then utilize contacts in the investment and public market community is highly beneficial for public companies. In addition to maximizing opportunities for commonly used methods of investor communication, such as press releases, corporate profiles and public filings, a highly effective communications program will employ more proactive methods to disseminate this material and other documents directly to its shareholders. Back-end database functionality should be built into the companies' websites through which interested investors and other contacts will be sent press releases, newsletters and other material information. The ongoing growth and development of this database is a primary focus of a sophisticated PR/IR program.

Preparation of Written Materials Library

A comprehensive investor relations program must have at its disposal a catalogue of related materials, including investor information packets and presentations, newsletters, quarterly and annual reports, and other company related brochures and pamphlets. All of these communication tools must be developed in conjunction with an integrated, coordinated public relations program, including a clearly defined strategy and methodology for each informational piece. Communicating appropriate information in a constructive and consistent manner translates directly to the appreciation of the company's market value.

Opening lines of Communication with Shareholders, Potential Investors, Brokers, etc.

Fostering one-on-one communication with investors and others interested in a company's operations or market performance indicates a sincere desire on the part of a company to be responsive to its shareholder base. Establishing and maintaining easy access through an investor relations representative will allow companies to foment investor confidence while assisting in the management of a company's overall message.

Use of "Outside Contractors" Network for External Communications Programs

In addition to a company's internally generated investor relations program, a stable of well-connected outside resources can provide greater exposure to the new investors and public markets through new databases, media outlets, investor groups, and other elements that can expand a company's reach. Contacts in these networks can be used sparingly or more often in order to fit the particular needs of a company at a certain point in time. Value assessment is a critical element of proper external communications programs, especially for companies with limited financial resources.

Corporate Positioning and Information Management

Communicating the appropriate corporate message ensures that each company's distinctive image is clearly perceived. The ability to translate performance and developments into noticeable and newsworthy information is important to corporate positioning strategy. Effectively defining the value of our client's products and services to the leading financial markets and important investors is essential to image enhancement and corporate perception. Counseling on announcements, unanticipated events or issues which bring corporations into the "public spotlight", requires immediate personalized attention. A timely dissemination of information, representing an involved and concerned corporate management, curtails negative responses in the financial markets and volatility in the stock.